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                                                                    EXHIBIT 5.1

March 4, 1996

Jason Incorporated
411 East Wisconsin Avenue,
Suite 2500
Milwaukee, WI 53202

Gentlemen:                                Re: Registration Statement on Form S-3

     We have acted as counsel for Jason Incorporated, a Wisconsin corporation (the "Company"), in connection with the Company's registration of 1,516,174 shares of its $.10 par value common stock issuable pursuant to the Company's convertible subordinated notes (the "Notes").

     In such capacity we have examined, among other documents, the Articles of Incorporation of the Company, the Notes and the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission on or shortly after the date of this letter covering such offering of the Company's common stock pursuant to the Notes. Based on the foregoing and such additional investigation as we have deemed necessary, it is our opinion that:

     The Company is a corporation existing under the laws of the State of Wisconsin and, based solely on a certificate of the Secretary of State of Wisconsin, (a) has filed with the Secretary of State during its most recently completed report year the required annual report; (b) is not the subject of a proceeding under Wisconsin Statutes section 180.1421, to cause its administrative dissolution; (d) no determination has been made by the Secretary of State that grounds exist for such action; (d) no filing has been made with the Secretary of State of a decree of dissolution with respect to the Company; and (e) Articles of Dissolution of the Company have not been filed with the Secretary of State. The shares of common stock have been legally and validly authorized under the Certificate of Incorporation of the Company and the laws of the State of Wisconsin. When issued and paid for in accordance with the description set forth in the Registration Statement, the shares of common stock will be legally issued, fully-paid and nonassessable, except as set forth in Wisconsin Statutes section 180.0622 as interpreted.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement on Form S-3.

                                       Yours very truly,

                                       REINHART, BOERNER, VAN DEUREN,
                                            NORRIS & RIESELBACH, s.c.

                                       BY /s/ Albert S. Orr

                                             Albert S. Orr